Exhibit 99.1

Teknova Reports Third Quarter 2021 Financial Results

$9.4 million in total revenue, up 5% year-over-year

Excluding Sample Transport, total revenue was $9.3 million, up 26% year-over-year

Strong cash position of $98.0 million supports investment in long-term growth strategy

HOLLISTER, Calif., November 10, 2021 – Alpha Teknova, Inc. (“Teknova”) (Nasdaq: TKNO), a leading provider of critical reagents for the development and production of biopharmaceutical products, including drug therapies, novel vaccines, and molecular diagnostics, today announced financial results for the third quarter ended September 30, 2021.

“Teknova performed very well during the third quarter of 2021. We met robust customer demand for our Lab Essentials and Clinical Solutions products and made meaningful progress in advancing our strategic priorities, including investing in our manufacturing capacity and successfully recruiting priority leadership hires,” said Stephen Gunstream, President and CEO of Teknova. “We remain focused on both near-term execution and the laying of the foundation for our long-term growth opportunities.”

Corporate and Financial Updates

•

Achieved third quarter 2021 revenue of $9.4 million, up 5% as compared to $9.0 million in the third quarter 2020 and up 26% as compared to $7.4 million in the third quarter 2020, when Sample Transport is excluded

•

Invested in manufacturing capacity expansion in existing facilities and construction of a new, state-of-the art GMP manufacturing facility in Hollister, California, including new hires with process development and automation expertise

•	Expanded the Company’s leadership team in November by appointing two key commercial roles, Ken Gelhaus as Chief Commercial Officer and Jennifer Henry as SVP, Marketing

Revenue for the Third Quarter and Year-to-Date

$000s	Three months ended September 30, 2021			Nine months ended September 30, 2021
Unaudited	2021	2020	Inc/Dec	2021	2020	Inc/Dec
Lab Essentials	7,195	5,815	24%	20,440	15,494	32%
Clinical Solutions	1,690	1,354	25%	4,354	3,141	39%
Sample Transport	73	1,593	(95%)	1,035	1,767	(41%)
Other	434	222	95%	954	738	29%

Total Revenue	9,392	8,984	5%	26,783	21,140	27%

Third Quarter 2021 Financial Highlights

Total revenues for the third quarter 2021 were $9.4 million, a 5% increase from $9.0 million in the third quarter 2020. Excluding Sample Transport, revenues for the third quarter 2021 were $9.3 million, a 26% increase from $7.4 million in the third quarter 2020.

Gross profit for the third quarter 2021 was $4.3 million, compared to $5.1 million in the third quarter 2020. Gross margin for the third quarter 2021 was 45.4% of revenue, compared to 56.6% of revenue in the third quarter 2020. The Company continued to make investments in manufacturing capacity and related infrastructure in anticipation of increases in future demand, which negatively impacted gross margins in 2021.

Operating expenses for the third quarter 2021 were $8.2 million, compared to $2.9 million in the third quarter 2020. The increase was driven by new hires in the research and development, sales and marketing, and general and administrative functions needed to support new product development efforts, develop commercial presence and improve customer support, and to build the infrastructure necessary to support the Company’s growth strategy.

Net loss attributable to common stockholders for the third quarter 2021 was $3.3 million, or $0.12 per share, compared to net income attributable to common stockholders of $0.3 million, or $0.07 per share, for the third quarter 2020.

Adjusted EBITDA for the third quarter 2021 was negative $2.7 million, compared to positive $2.7 million for the third quarter 2020. Adjusted Free Cash Flow was negative $6.6 million in the third quarter 2021, compared to positive $1.7 million the third quarter 2020, reflecting continued capital investment in manufacturing operations.

As of September 30, 2021, the Company had $98.0 million in cash and cash equivalents.

Conference Call and Webcast

Teknova will host a webcast and conference call today, Wednesday, November 10, 2021, beginning at 4:30 p.m. ET. Participants may access the live webcast on the Investor Relations section of the Teknova website, https://www.teknova.com, and at this link: https://edge.media-server.com/mmc/p/vjhnni3v. The conference call can be accessed by dialing 877-312-1451 for domestic callers and 470-495-9521 for international callers. The conference ID number is 5889934. A replay will be available for 30 days on the Investor Relations section of the Teknova website.

About Teknova

Teknova is expediting clinical breakthroughs in the life sciences by providing custom products and reagents for bioprocessing, bioproduction, and molecular diagnostics. With a focus on agility and customization, Teknova delivers research-grade and GMP products, including cell culture media and supplements, protein and nucleic acid purification buffers, and molecular biology reagents for a multitude of established and emerging applications, including cell and gene therapy, mRNA therapeutics, genomics, and synthetic biology. Teknova’s proprietary processes enable the manufacture and delivery of high quality, custom, made-to-order products on short turnaround times and at scale across all stages of development, including commercialization.

Non-GAAP Financial Measures

This press release contains financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Teknova uses the following non-GAAP financial measures in assessing the performance of our business and the effectiveness of our business strategies: (a) Adjusted EBITDA and (b) Adjusted Free Cash Flow.

Teknova defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for income taxes, depreciation expense, amortization of intangible assets, and stock-based compensation expense. Adjusted EBITDA reflects further adjustments to eliminate the impact of certain items, including certain non-cash and other items that we do not consider representative of our ongoing operating performance.

Teknova defines Adjusted Free Cash Flow as Adjusted EBITDA less capital expenditures.

Teknova presents Adjusted EBITDA and Adjusted Free Cash Flow in this press release because Teknova believes analysts, investors, and other interested parties frequently use these measures to evaluate companies in our industry and that such measures facilitate comparisons on a consistent basis across reporting periods. Further, Teknova believes such measures are helpful in highlighting trends in our operating results because they exclude items that are not indicative of our core operating performance.

Adjusted EBITDA and Adjusted Free Cash Flow have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Teknova may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, Teknova expects to incur meaningful share-based compensation expense in the future. Other limitations include the following, which Adjusted EBITDA and Adjusted Free Cash Flow do not reflect:

•	all expenditures or future requirements for capital expenditures or contractual commitments;

•	changes in our working capital needs;

•	provision for income taxes, which may be a necessary element of our costs and ability to operate;

•	the costs of replacing the assets being depreciated, which will often have to be replaced in the future;

•	the non-cash component of employee compensation expense; and

•	the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations.

In addition, Adjusted EBITDA and Adjusted Free Cash Flow may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to our long-term growth strategy, demand for our products, expansion of our production capacity and commercial and R&D capabilities. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our cash flows and revenue growth rate; our supply chain, sourcing, manufacturing and warehousing; inventory management; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; reliance on a limited number of customers for a high percentage of our revenue; acquisitions of other companies and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including in our final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 25, 2021, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts

Matt Lowell

Chief Financial Officer

matt.lowell@teknova.com

+1 831-216-1830

Sara Michelmore

MacDougall Advisors

smichelmore@macbiocom.com

+1 781-235-3060

Media Contact

Matthew Corcoran

MacDougall Advisors

mcorcoran@macbiocom.com

+1 617-866-7350

ALPHA TEKNOVA, INC.

Condensed Balance Sheets

(unaudited)

(In thousands)

	As of September 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$98,013	$3,315
Short-term investments – marketable securities	—	1,811
Accounts receivable, net	4,558	4,623
Inventories, net	4,403	3,582
Income taxes receivable	1,191	1,417
Prepaid expenses and other current assets	2,914	1,666

Total current assets	111,079	16,414
Property, plant and equipment, net	22,451	10,008
Goodwill	16,613	16,613
Intangible assets, net	18,991	19,852
Other non-current assets	29	24

Total assets	$169,163	$62,911

LIABILITIES, CONVERTIBLE AND REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,321	$1,635
Accrued liabilities	2,883	2,327

Total current liabilities	6,204	3,962
Deferred tax liabilities	4,350	5,990
Other accrued liabilities	293	350
Long-term debt	11,826	—
Deferred rent	264	204

Total liabilities	22,937	10,506

Convertible and redeemable preferred stock	—	35,638
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	150,117	14,495
(Accumulated deficit) retained earnings	(3,891)	2,265
Accumulated other comprehensive income	—	7

Total stockholders’ equity	146,226	16,767

Total liabilities, convertible and redeemable preferred stock and stockholders’ equity	$169,163	$62,911

ALPHA TEKNOVA, INC.

Condensed Statements of Operations

(unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$9,392	$8,984	$26,783	$21,140
Cost of sales	5,129	3,896	14,141	8,954

Gross profit	4,263	5,088	12,642	12,186
Operating expenses:
Research and development	1,372	358	2,922	1,025
Sales and marketing	885	558	2,494	1,389
General and administrative	5,607	1,733	13,606	5,043
Amortization of intangible assets	287	287	861	861

Total operating expenses	8,151	2,936	19,883	8,318

(Loss) income from operations	(3,888)	2,152	(7,241)	3,868
Other income (expenses), net
Interest income (expense), net	(255)	19	(553)	74
Other expense, net	—	(2)	(2)	(27)

Total other income (expenses), net	(255)	17	(555)	47

(Loss) income before income taxes	(4,143)	2,169	(7,796)	3,915
(Benefit from) provision for income taxes	(892)	636	(1,640)	922

Net (loss) income	(3,251)	1,533	(6,156)	2,993

Less: undistributed income attributable to preferred stockholders	—	(1,271)	—	(2,482)

Net (loss) income attributable to common stockholders	$(3,251)	$262	$(6,156)	$511

Net (loss) income per share attributable to common stockholders
Basic	$(0.12)	$0.07	$(0.51)	$0.14
Diluted	$(0.12)	$0.07	$(0.51)	$0.14
Weighted average shares used in computing net (loss) income per share attributable to common stockholders
Basic	28,011,917	3,599,232	12,069,214	3,599,232
Diluted	28,011,917	3,647,675	12,069,214	3,632,321

ALPHA TEKNOVA, INC.

Condensed Statements of Cash Flows

(unaudited)

(In thousands)

	Nine months ended September 30,
	2021	2020
Operating activities:
Net (loss) income	$(6,156)	$2,993
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Bad debt expense	235	(5)
Depreciation and amortization	2,100	1,473
Stock-based compensation	927	31
Inventory reserve	676	10
Deferred taxes	(1,640)	1,901
Amortization of debt issuance costs	89	—
Loss on disposal of property, plant and equipment	4	11
Other	(10)	34
Changes in operating assets and liabilities:
Accounts receivable	(170)	(2,471)
Inventories	(1,497)	(360)
Prepaid expenses and other assets	(1,569)	(1,923)
Accounts payable, accrued liabilities, and other current and non-current liabilities	964	(1,650)
Deferred rent	60	27

Cash (used in) provided by operating activities	(5,987)	71

Investing activities:
Purchase of property, plant and equipment	(12,465)	(1,969)
Proceeds from loan to related party	529	20
Purchase of short-term marketable securities	—	(1,775)
Proceeds from sales of short-term marketable securities	1,132	1,747
Proceeds from maturities of short-term marketable securities	695	2,900

Cash (used in) provided by investing activities	(10,109)	923

Financing activities:
Proceeds from long-term debt, net	11,890	—
Debt issuance costs	(153)	—
Repayment of long-term debt	—	(45)
Indemnity holdback release	—	(1,554)
Payment of issuance costs for initial public offering	(3,615)	—
Proceeds from initial public offering, net of underwriters’ commissions and discounts	102,672	—

Cash provided by (used in) financing activities	110,794	(1,599)

Change in cash and cash equivalents	94,698	(605)
Cash and cash equivalents at beginning of period	3,315	4,144

Cash and cash equivalents at end of period	$98,013	$3,539

ALPHA TEKNOVA, INC.

Reconciliation of Non-GAAP Measures to the Most Comparable GAAP Measures

(unaudited)

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net (loss) income – as reported	$(3,251)	$1,533	$(6,156)	$2,993
Add back:
Interest (expense) income, net	(255)	19	(553)	74
(Benefit from) provision for income taxes	(892)	636	(1,640)	922
Depreciation expense	461	254	1,239	612
Amortization of intangible assets	287	287	861	861

EBITDA	$(3,140)	$2,691	$(5,143)	$5,314

Other and one-time expenses:
Stock-based compensation expense	442	31	927	31

Adjusted EBITDA	$(2,698)	$2,722	$(4,216)	$5,345

Less: capital expenditures	(3,907)	(1,016)	(12,465)	(1,969)

Adjusted Free Cash Flow	$(6,605)	$1,706	$(16,681)	$3,376

Add back: capital expenditures	3,907	1,016	12,465	1,969
Less: total other and one time expenses	(442)	(31)	(927)	(31)
Less: total interest, taxes, depreciation and amortization Expenses	(111)	(1,158)	(1,013)	(2,321)

Net (loss) income – as reported	$(3,251)	$1,533	$(6,156)	$2,993

Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities, net	321	1,101	2,381	3,455
Changes in operating assets and liabilities, net	(1,907)	(4,259)	(2,212)	(6,377)

Cash (used in) provided by operating activities	$(4,837)	$(1,625)	$(5,987)	$71